EXHIBIT (P)(3)

ORBIMED CODE OF ETHICS

Dated:  January 1, 2013

I.

Statement of General Principles

This Code of Ethics (this “Code”) expresses the policy and procedures of OrbiMed Advisors LLC, OrbiMed Capital LLC and their affiliates (together, “OrbiMed” or the “Firm”) with respect to any RIC or other Fund that OrbiMed manages.  Capitalized terms used in this Code that are not otherwise defined have the meanings given to them in Section II of this Code.

Rule 17j-l under the Investment Company Act of 1940, as amended (the “Investment Company Act”), makes it unlawful for certain persons in connection with the purchase or sale of securities, to, among other things, engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a RIC.  In compliance with Rule 17j-1, this Code contains provisions that are reasonably necessary to eliminate the possibility of any such conduct.

When Access Persons covered by the terms of this Code engage in personal securities transactions, they must adhere to the following general principles as well as to the Code’s specific provisions:

A.

At all times, the interests of Fund investors must be paramount;

B.

Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest (or the appearance thereof);

C.

No inappropriate advantage should be taken of any position of trust and responsibility;

D.

Reasonable care and independent professional judgment must be used when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

E.

All personnel must conduct themselves in a professional and ethical manner that will reflect favorably on OrbiMed and the profession, and should encourage others to do the same;

F.

All personnel should promote the integrity of, and uphold the rules governing, capital markets; and

G.

All personnel should maintain and strive to improve their professional competence and that of other investment professionals.

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References in this Code to approval or authorization by a Partner or by the CCO or another member of the Compliance Team mean that any such person may give the referenced approval or authorization, but no party may approve or authorize its own actions.

In addition, Access Persons who serve as officers, directors or trustees (or in a similar capacity) of a Fund must also abide by any applicable policies or code of conduct established by the Fund.

This Code governs Securities Transactions by all Access Persons of OrbiMed.  In the event that there is any uncertainty on the part of any Access Person about the propriety of any Securities Transaction being contemplated or any other provision of, or situation arising under, this Code, such Access Person should consult with the Compliance Team.

OrbiMed may require that certain of the reporting, certification and other requirements set out in this Code be satisfied through electronic submissions, or other means related to OrbiMed’s use of web-based or other compliance systems.  OrbiMed will notify and coordinate with Access Persons in connection with the use of any such system.

II.

Definitions

“Access Person” means any member, director, officer, employee of OrbiMed as well as any Venture Partner or Consultant.1

“Beneficial Ownership” has the same meaning as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Subject to the specific provisions of that rule, it generally means having directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, a direct or indirect beneficial interest in a Security.  As used in this Code, “Beneficial Ownership” with respect to a person includes direct or indirect beneficial interests in Securities held by the person’s Immediate Family.

“Board” means the board of directors or board of trustees or other appropriate governing body of a Fund.

“CCO” means the Chief Compliance Officer appointed by OrbiMed.

“Compliance Team” means the OrbiMed Legal and Compliance Team.

“Consultant” means any consultant engaged by OrbiMed (other than a Venture Partner) that has continuous access for a period of three (3) months or more to confidential information regarding OrbiMed’s portfolio and/or trading, for the period of such access, unless the consultant is separately subject to adequate personal trading policies and procedures imposed by the consultant’s employer, as determined by the Compliance Team.

____________________________________________________________

While Venture Partners and Consultants, as well as potentially certain OrbiMed employees, do not fall within the applicable regulatory definitions of “access person”, OrbiMed has determined, as a prudential matter, generally to treat such persons as access persons under this Code.

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“Control” has the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

“Fund” means any investment vehicle, including any RIC, or managed account with respect to which OrbiMed serves in an advisory capacity.

“Immediate Family” includes an individual’s spouse and minor children and stepchildren as well as other relatives who share such individual’s household.

“Initial Public Offering” or “IPO” means an offering of Securities registered under the Securities Act of 1933, as amended (the “Securities Act”), by or for an issuer of such Securities which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act.

“Manual” means the OrbiMed Regulatory and Compliance Manual.

“Investment Team” includes OrbiMed Portfolio Managers and those persons who provide information and advice to such Portfolio Managers or who help execute the Portfolio Managers’ investment decisions (e.g., securities analysts, traders and operations personnel) and includes any natural person in a control relationship with OrbiMed who obtains information concerning recommendations to a Fund with regard to the purchase or sale of a Security.

“Partners” means the managing member and other members of OrbiMed Advisors LLC and OrbiMed Capital LLC.

“Personal Restricted Trading List” (the “PRTL”) means the list maintained by the Compliance Team of all issuers of Securities in the economic or industry sectors in which OrbiMed focuses its investment and advisory activities.  The PRTL may include general listings (e.g., all healthcare issuers) or listings of specific issuers or both, at all times in the discretion of the Compliance Team.  For the avoidance of doubt, the PRTL includes all healthcare-related exchange-traded funds (“ETFs”).

“Portfolio Manager” means a person who has direct responsibility and authority to make investment decisions for a Fund.

“Private Offering” means a transaction in Securities that is exempt from registration under Section 5 of the Securities Act, pursuant to Section 4(2) or Section 4(6) of the Securities Act or Regulation D, Rule 144A or Regulation S promulgated thereunder, including securities issued by private investment funds and private companies.

The “purchase or sale of a Security” includes, among other things, the buying, selling, or writing of an option to purchase or sell a Security.

“RIC” means any investment company registered under the Investment Company Act with respect to which OrbiMed serves in an advisory capacity.

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“Securities Account” means an account held at a broker, dealer or bank that holds, or is capable of holdings, Securities.  For the avoidance of doubt, a qualified tuition program established pursuant to Section 529 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), does not constitute a “Securities Account”.

“Securities Transaction” means a transaction in a Security as to which the Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership in such Security.

“Security” has the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act and generally means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option on any security or index of securities, or generally any interest or instrument commonly known as a “security” or any certificate of participation, warrant or right to subscribe or purchase any of the foregoing.  “Security” does not include securities issued by the U.S. Government, money-market instruments, or shares of open-end investment companies (mutual funds) registered under the Investment Company Act, other than those with respect to which OrbiMed serves in an advisory capacity; for the avoidance of doubt, “Security” does include securities issued by RICs (as defined above).  Commodities, futures and options traded on a commodities exchange, including currency futures, are not considered securities.  However, futures and options on any individual security or group or index of securities are considered to be “Securities”.  Shares of exchange-traded funds or “ETFs” are also considered to be “Securities”.

“Venture Partner” means an individual not employed by or under the supervision and control of OrbiMed who is retained by OrbiMed as a consultant primarily to assist OrbiMed in finding investment opportunities.  Such a consultant may also be known as an “Entrepreneur-in-Residence”.

III.

Prohibited Activities

The prohibitions described below will only apply to a Securities Transaction.

A.

Pre-clearance:  No Access Person may execute a Securities Transaction in a Security on the PRTL without obtaining the prior approval of the Compliance Team.  In the event that a request for pre-clearance is granted, the approval is valid for only two business days from the date of approval.

B.

Blackout Trading Periods:

1.

Except as otherwise provided below, transactions by Access Persons in Securities on the PRTL are prohibited within seven calendar days either before or after the purchase or sale (or the consideration of the purchase or sale) of the same Securities (or equivalent Securities) by a Fund and of which the Access Person has knowledge at the time of entering into the transaction

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that the Security is being purchased or sold (or considered for purchase or sale).

2.

No Access Person may engage in a short sale of such a Security in which a Fund holds a position.

3.

Since typically Securities Transactions by Access Persons will only inadvertently fall within the seven-day period before a Fund trades in a Security on the PRTL, such Securities Transactions will not be deemed violations of this Code if the Access Person makes a payment in the amount of any better price obtained by the Access Person on the Securities Transactions over the price obtained for the Fund either directly to a charity approved by OrbiMed or to OrbiMed which shall donate such amount to charity.

In addition, for the avoidance of doubt, the sale of a Security by an Access Person after a Fund has sold its entire holdings of the same Security will in no way be deemed a violation of the blackout period or in any way inconsistent with OrbiMed’s fiduciary duties to the Funds.

In all other cases where an Access Person engages in a Securities Transaction prohibited by Section III.B.3, the Compliance Team, in consultation with a Partner, shall determine the appropriate remedial actions, which may include a monetary fine, rescission of the Securities Transaction or other suitable action.

C.

Initial Public Offerings:  No Access Person may acquire any Securities in an IPO unless such IPO is conducted pursuant to a public auction of shares, in which case the prior approval of the Compliance Team is required.  With respect to Access Persons who are Venture Partners or Consultants, this section applies only to IPOs of healthcare issuers.

D.

Private Offerings:  No Access Person may acquire any Securities in a Private Offering without the prior approval of the Compliance Team.  Furthermore, should approval be given, Access Persons are required to disclose such investment when participating in any subsequent consideration by OrbiMed of an investment in the same issuer on behalf of a Fund.  In such circumstances, OrbiMed’s decision to purchase Securities of such issuer for the Fund should be subject to an independent review by the Compliance Team or a Partner.  If a member of the Compliance Team or a Partner has a personal interest in the issuer, such person shall disqualify him or herself from participation in this review.  With respect to Access Persons who are Venture Partners or Consultants, the section applies only with respect to Private Offerings by healthcare issuers.

E.

Material Non-Public Information:  No Access Person may purchase or sell any Security, or be involved in any way in the purchase or sale of any Security, while in possession of material non-public information about the Security or its issuer, regardless of the manner in which such information was obtained.  In addition, all Access Persons must adhere to the requirements of the Firm’s policies and

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procedures regarding insider trading and the handling of MNPI as reflected in the Manual.

F.

Disclosure by Investment Team.  Access Persons who are members of the Investment Team are required to disclose any existing investments the Access Persons have in the Securities of an issuer when participating in OrbiMed’s consideration of an investment in Securities of the same issuer on behalf of a Fund.  In such circumstances, the Fund’s decision to purchase Securities of such issuer should be subject to an independent review by the Compliance Team.  If a member of the Compliance Team has a personal interest in the issuer, such person shall disqualify him or herself from participation in this review.

IV.

Exempted Transactions

A.

The prohibitions and requirements of Section III, other than Section III.E, do not apply to:

1.

Purchases or sales effected in any Securities Account related to an Access Person or a member of his or her Immediate Family but over which the Access Person has no direct or indirect influence or control, or in any Securities Account of the Access Person that is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

2.

Purchase or sale of a Security which is non-volitional on the part of the Access Person, including pursuant to a plan established in compliance with Rule 10b5-1 under the Exchange Act.

3.

Purchases which are part of an automatic investment plan, which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan and a retirement plan established under Section 401(k) of the Internal Revenue Code (a “401(k) Plan”) that operates pursuant to such a program.  [However, the pre-clearance requirements of Section III.A do apply to (i) the addition or removal from such an automatic investment plan of an issuer on the PRTL and (ii) a material change in the allocation under such a plan to an issuer on the PRTL.

4.

Purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

5.

Any Securities Transaction involving a fixed income instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by Moody’s or Standard & Poor’s, including repurchase agreements, if the Access Person has no prior knowledge of such Securities Transaction by the Fund.

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6.

The receipt by (or attribution of Beneficial Ownership to) the Access Person of Securities on the PRTL as a result of a distribution of such Securities to the Access Person by any collective investment vehicle as to which such Access Person has a beneficial interest; provided, that the decision to distribute such Securities, as opposed to cash or other consideration, was made by pursuant to the established approval process for such investment vehicle and not by the Access Person him or herself.  This includes ownership of Securities resulting from an in-kind distribution by a Fund.  However, subsequent Securities Transactions involving such distributed Securities will be subject to the applicable prohibitions of this Code.

B.

The prohibitions of Section III.B (Blackout Trading Periods) will not apply to de minimis Securities Transactions.  Determinations regarding de minimis thresholds will be made by the Compliance Team based on such factors as the market capitalization of the issuer, the number of shares proposed to be traded, the value of the proposed transaction, and/or the percent that the proposed transaction would constitute of the average daily volume of trading in the issuer’s securities.  For the avoidance of doubt, such transactions are otherwise subject to the requirements of this Code, including the pre-clearance requirements of Section III.A.

C.

In addition, the Compliance Team may determine to exempt other proposed transactions on a case-by-case basis, subject to appropriate documentation and confirmation in each case that the transaction would not otherwise violate applicable law or OrbiMed policies and would not cause harm to any Fund.

V.

Compliance Procedures – Reporting

As indicated above, OrbiMed may require that the reports and certifications described below be submitted through an electronic or automated system.  With respect to Access Persons who are Consultants, the Compliance Team will determine how to adapt or apply the requirements of this Section V and of Section VI to appropriately reflect the nature and extent of the relevant consulting engagement.

A.

Access Persons & PRTL.  The Compliance Team shall periodically identify all Access Persons and inform such Access Persons of their reporting and compliance obligations under this Code.  The Compliance Team shall maintain and update the PRTL and shall promptly inform Access Persons of any changes to, or make available to them an updated version of, the PRTL.

B.

Code & Policies Acknowledgement.  Each Access Person shall acknowledge, in writing, the receipt and understanding of the Code and applicable parts of the Manual upon commencement of employment (or, with respect to Venture Partners, the consulting engagement) and annually thereafter by completing a questionnaire in the form attached hereto as Annex A (Initial or Annual Code of Ethics Certification and Questionnaire), adapted as necessary for any electronic or automated system.

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 C.

Initial & Annual Holdings Reports.  Not later than ten days after a person becomes an Access Person, and thereafter on an annual basis, the Access Persons shall disclose all Securities and Securities Accounts in which the Access Person has a Beneficial Ownership interest in a report substantially in the form attached hereto as Annex B (Initial or Annual Personal Securities Holdings Report), adapted as necessary for any electronic or automated system.  Such reports must be current as of a date not more than 45 days prior to the date the person becomes an Access Person or has made his or her annual report.  On an annual basis, each Access Person will be provided with a list of such Access Person’s previously disclosed Securities Accounts in which he or she has a Beneficial Ownership interest to verify its accuracy and make any necessary additions or deletions.  Duplicate brokerage or custodial statements may not be submitted in lieu of such certifications altogether; however, they may be attached to or otherwise submitted with the certifications as the source of the required information regarding specific holdings.

Each such holdings report (both the initial and annual) must contain, at a minimum:

1.

the title and type of Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Security in which the Access Person has any Beneficial Ownership;

2.

the name of any broker, dealer or bank with which the Access Person or any member of his or her Immediate Family maintains a Securities Account; and

3.

the date the Access Person submits the report.

D.

Quarterly Transaction Reports.  Each Access Person shall report, which may be done through an electronic or automated system implemented for such purposes, any transactions in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership of a Security.  Such reports must be made no later than 30 days after the end of the calendar quarter in which the transaction(s) were effected.  Such reports shall be substantially in the form attached hereto as Annex C (Quarterly Transaction Report), adapted as necessary for any electronic or automated system, and shall include the following information with respect to Securities Transactions during the relevant quarter:

1.

the date of the transaction, the name of the Security, and the number of shares or the principal amount of each Security Transaction;

2.

the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

3.

the price at which the transaction was effected;

4.

the name of the broker, dealer or bank with or through which the transaction was effected; and

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5.

the date of approval of the transaction and the person who approved it, if approval is required by Section III.A above.

E.

Accounts Statements & Confirmation.  Each Access Person shall direct any broker, dealer or bank at which such Access Person or any member of his or her Immediate Family maintains a Securities Account to provide, at the same time that they are sent to the Access Persons, duplicate copies of confirmations of all Securities Transactions in such Securities Accounts and copies of periodic statements for such Securities Accounts, whether such accounts are currently existing or established in the future, to the extent OrbiMed is not already receiving such information through an electronic or other automated process.  Duplicate brokerage statements received by the Firm within 30 days after the calendar quarter end will satisfy the reporting requirements of this Section V.E. To the extent that an Access Person transacts in a Security that would not be included on duplicate copies of confirmations or periodic statements (e.g., a Security obtained through a Private Offering) and is not otherwise reported through an electronic or automated process, the Access Person shall report the transactions in a Quarterly Transaction Report.  The Compliance Team shall maintain a quarterly brokerage log that evidences the Firm’s receipt of brokerage account statements and other quarterly transaction reports (i.e., reports of trading activity in Private Offerings), as applicable.

F.

Securities Account Reporting.  Access Persons shall also report to the Compliance Team, on a calendar quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any new Securities Account established by the Access Person or any member of his or her Immediate Family during the quarter, the date the account was established and the date the report was submitted.

G.

OrbiMed 401(k) Plan.  The reporting requirements in Sections V.C, D, E and F do not apply to OrbiMed 401(k) Plan accounts, as the Firm separately receives reporting with regard to such accounts.

H.

Conflicts of Interest.  To the extent that an Access Person is involved in recommending that a Fund purchase or sell a Security, he or she shall, if applicable, disclose to the person to whom the recommendation is made, as well as to the Compliance Team, if he or she presently holds such Security in, or that he or she is considering the purchase or sale of such Security for, an account in which such Access Person has any Beneficial Ownership interest.

I.

Confidentiality.  Personal matters relating to this Code discussed with the Compliance Team or a Partner and pre-clearance materials, confirmations, account statements and personal investment reports will generally be kept in confidence, but will be available for inspection by a Board, appropriate OrbiMed personnel and appropriate regulatory agencies and may otherwise be disclosed by OrbiMed in its sole discretion, including to the extent required by law, regulation, subpoena or court order or otherwise in connection with a judicial, administrative or governmental proceeding or at the request of any governmental agency or

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regulatory authority (including any self-regulatory organization having or claiming to have jurisdiction).

J.

Reporting Violations.  An Access Person shall immediately report to the Compliance Team any actual or potential violation of this Code of which the Access Person becomes aware.  All reported violations of the Code will be treated as being made on an anonymous basis, and no Access Person will suffer from retaliation as a result of such reporting.  A record of all violations of the Code will be maintained by the Compliance Team.

VI.

Compliance Procedure – Annual Certification & Questionnaire

On an annual basis Access Persons will be sent a copy of this Code for their review and will be asked to certify that they have read and understand this Code and the policies contained in the Manual that apply to their work at OrbiMed and recognize that they are subject to and will comply with the Code and such policies.  Access Persons will also be required to respond, in written form, to various questions designed to identify potential conflicts of interest between OrbiMed and the Funds.  Such certifications and questions are contained in the Initial or Annual Code of Ethics Certification and Questionnaire, attached hereto as Annex A.

VII.

Confidential Status of a Fund’s Portfolio

The current portfolio positions of each Fund and current portfolio transactions, programs and analyses must be kept confidential.  If non-public information regarding a Fund’s portfolio should become known to any Access Person, whether in connection with his or her work for OrbiMed or otherwise, he or she should not reveal it to anyone unless to do so is properly part of his or her employment duties or consulting work for OrbiMed.

VIII.

Compliance Review

Trading activity reported in the Quarterly Transactions Reports will be reviewed in conjunction with OrbiMed’s trading blotter against all Fund trades for the period to detect any possible trading abuses, including trading ahead of Funds, or trading opposite of the trades in the Funds.  The Compliance Team shall maintain records reflecting receipt of brokerage account statements and other quarterly transaction reports (e.g., reports of trading activity in Private Offerings), as applicable.  In addition, OrbiMed may question, though does not prohibit, trading activity reported by Access Persons within the most recent 15 days in which a security or option, not limited to the same direction of trade, is or has been held by a RIC.

The Compliance Team shall bring any questionable Securities Transactions or potential violations of this Code to the attention of a Partner.  Before making any determination that a violation has been committed by any person, the Partner shall give such person an opportunity to supply additional information regarding the Securities Transaction or potential violation in question.  Upon determination that an Access Person has committed a violation of the Code, the Compliance Team shall document the violation (in consultation with counsel, as appropriate) and any action taken to correct the violation in a central location (e.g., Code of Ethics Issues Log or similar document) to facilitate the review of such violations.

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IX.

Sanctions

OrbiMed may impose such sanctions as it deems appropriate, including without limitation, a letter of censure, suspension or termination of employment of the Access Person or of the consulting engagement with a Venture Partner or Consultant, or a request for disgorgement of any profits received from any Securities Transaction in violation of this Code.

X.

RIC Board Review

The Compliance Team shall, upon the request of the Board of a RIC, provide to the Board a copy of the existing Code and a written report that:

A.

Describes any issues arising under this Code or its procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or its procedures and sanctions imposed in response to the material violations; and

B.

Certifies that OrbiMed has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

XI.

Recordkeeping

The Compliance Team shall maintain at OrbiMed’s principal place of business, the first two years in an easily accessible place, the following records and shall make these records available to the Securities and Exchange Commission and its representatives upon their request:

A.

A copy of each Code in effect during the past five years.

B.

A record of any violation (and the action taken in response thereto) during the past five years.

C.

A copy of all personal trading reports filed, or documents in lieu of such transaction reports in the past five years.

D.

A record of all Access Persons in the past five years and the persons who are or were responsible for  reviewing the reports in the past five years.

E.

A record of all Initial or Annual Code of Ethics Certifications and Questionnaires as required by this Code completed within the past five years.

F.

A copy of the written reports to a Board made in the past five years.

G.

A record of the reasons for pre-approving transactions during the past five years in Initial Public Offerings, Private Offerings or Securities on the PRTL.

H.

A copy of each PRTL in effect during the past five years.

I.

Any other information as may be required by Rule 17j-1(f).

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XII.

Disclosure

OrbiMed shall describe this Code in Part 2 of Form ADV and, upon request, furnish Fund investors with a copy of the Code.  All requests for the Code should be directed to the Compliance Team.

OrbiMed’s reporting obligations to its clients, including the Board of a RIC and or a client that is subject to the Employee Retirement Income Security Act of 1974, as amended, may include an obligation to report a significant conflict of interest that arose involving this Code, even if the conflict did not result in a violation of the Code.

If a material violation of this Code is determined to be fraudulent, deceptive or a manipulative act with respect to a RIC, OrbiMed must report its findings to the RIC’s Board pursuant to Rule 17j-1.

In the event that a material change is made to this Code, OrbiMed shall provide a copy to the RIC’s chief compliance officer or other representative prior to the RIC’s next scheduled board meeting no later than six months after adoption by OrbiMed of the material change made to this Code.

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Annex A

Initial or Annual Code of Ethics Certification and Questionnaire

I, the undersigned, hereby acknowledge receipt of the Code of Ethics (the “Code”) and Regulatory and Compliance Manual (the “Manual”) of OrbiMed Advisors LLC, OrbiMed Capital LLC and their affiliates (collectively, “OrbiMed”).  I have read and understand the Code and the policies contained in the Manual that apply to my work at OrbiMed and have had the opportunity to ask OrbiMed’s Compliance Team any questions I may have had in relation to the Code or such policies.  I agree to act in accordance with the Code and the Manual and certify that my answers to the questions below are true and accurate.

(Please answer the questions below by placing an “X” in the appropriate box.  For any question in response to which you mark the shaded box, please provide an explanation and/or the relevant details on a separate sheet.  For an Initial Certification, please answer the questions with reference to the date hereof, except as otherwise specified.  For an Annual Certification, please answer the questions for the relevant covered year, except as otherwise specified.  Capitalized terms not otherwise defined in this Certification and Questionnaire are as defined in the Code.)

Question	Yes	No
1. Are you or any members of your immediate family employed by a financial services company (other than OrbiMed) or a company that provides products or services to OrbiMed?

2.   Do you or any members of your immediate family serve as a general partner or managing member (or in a similar capacity) for an investment-related pooled investment vehicle (with the exception of vehicles related to OrbiMed)?

3.   Do you or any members of your immediate family have any business or personal relationship with, or substantive investment in, a financial services company (other than OrbiMed) or any company that provides products or services to OrbiMed?

4. To your knowledge, do you or any members of your immediate family have any other business or personal relationship with any of OrbiMed’s advisory clients or investors?
5. Are you or any members of your immediate family employed in any capacity by any government, or do you or any members of your immediate family otherwise perform any work for any government?

6.   Are you aware of any conflicts of interest that have not already been disclosed to the OrbiMed Compliance Team involving OrbiMed, you or your immediate family members and any of OrbiMed’s advisory clients or investors?

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Question	Yes	No

7.     Do you own any interests in any Securities that are not included on your brokerage account statements, such as interests in private investment funds (other than funds managed or sponsored by OrbiMed), private companies or other Private Offerings, whether structured as limited partnerships, limited liability companies or otherwise?  (For Venture Partners, this is limited to such funds, companies and other issuers that are involved in the healthcare sector.)

8.      Do you or any members of your immediate family participate in any Outside Activities, including any business activities (such as serving as an officer or director of a company or in a similar capacity) other than work performed for OrbiMed, or hold any positions with any professional organizations or any charitable, educational or other non-profit organizations?

9.     Have you made any political contributions in the past two years, including contributions to any candidates for any political office and contributions to any governmental entities, political parties or other political organizations?

10.   In the past ten years, have you been convicted of or plead guilty or no contest in a domestic, foreign, or military court to any:

•

Felony

•

Misdemeanor involving investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

11.   In the past ten years, has the Securities and Exchange Commission (the “SEC”) or the Commodity Futures Trading Commission (the “CFTC”) found you to have:

•

Made a false statement or omission?

•

Been involved in a violation of SEC or CFTC regulations or statutes?

•

Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

12.   In the past ten years, has the SEC or the CFTC:

•

Entered an order against you in connection with investment-related activity?

•

Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

13.   In the past ten years, has any other U.S. federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority found you to have:

•

Made a false statement or omission, or been dishonest, unfair, or unethical?

•

Been involved in a violation of investment-related regulations or statutes?

•

Been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

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Question	Yes	No

14. In the past ten years, has any other U.S. federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

•

Entered an order against you in connection with an investment-related activity?

•

Denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

15.  In the past ten years, has any self-regulatory organization or commodities exchange found you to have:

•

Made a false statement or omission?

•

Been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?

•

Been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

16.  In the past ten years, has any self-regulatory organization or commodities exchange disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

17. Has an authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

18.  In the past ten years, has any domestic or foreign court:

•

Enjoined you in connection with any investment-related activity?

•

Found that you were involved in a violation of investment-related statutes or regulations?

•

Dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?

19. Are you now the subject of any proceeding that could result in a “yes” answer to any of Questions 10-18 above?

OrbiMed Code of Ethics

January 1, 2013

New Employees should skip the remaining questions and explain any marks on separate sheets as noted below.
20. During the past 12 months, have you engaged in any Securities Transactions that were reportable in accordance with the Code but were not previously disclosed?
21. During the past 12 months, have you received any gifts or entertainment that were reportable in accordance with the Code but were not previously disclosed?

22.   During the past 12 months, have you traded on or improperly transmitted any material non-public information?  (If you have a question about what is “material non-public information” please consult with the Compliance Team.)

23. During the past 12 months, have you become aware of any violation of the Code that you did not report to the Compliance Team?

If you marked the shaded boxes in Questions 22 and/or 23, please discuss with the Compliance Team.  For any other marks in shaded boxes, please attach a separate sheet to explain.  For each explanation, indicate the relevant question number.  Use additional pages as necessary.

Please indicate whether this is an Initial or Annual Report (and if an Annual Report, the covered year):

Initial Report:

______

Annual Report:

______

Year:

______

______________________________________

Employee/Venture Partner Signature

______________________________________

Employee/Venture Partner Name (please print)

______________________________________

Date

OrbiMed Code of Ethics

January 1, 2013

Annex B

Initial or Annual Personal Securities Holdings Report

In accordance with the OrbiMed Code of Ethics, please provide a list of all Securities in which you have any Beneficial Ownership and the accounts in which such Securities are held.  Please use a separate copy of this form for each account involved.  (Capitalized terms not otherwise defined herein are as defined in the Code.)

Please indicate whether this is an Initial or Annual Report (and if an Annual Report, the covered year):

Initial Report:

______

Annual Report:

______

Year:

______

(1)

Name:

_____________________

(2)

If different from (1), name of the person

in whose name the account is held:

_____________________

(3)

Relationship of (2) to (1):

_____________________

Items 4-7 may be answered by attaching account statements that provide the requested information in full.

(4)

Broker, dealer or bank at which account is maintained:

_____________________

(5)

Account number:

_____________________

(6)

Contact person at broker, dealer or bank and phone number:

_____________________

(7)

For each account, attach the most recent account statement listing Securities in that account.  If Securities in which you have a Beneficially Ownership interest are not listed in an attached account statement, please list them below:

Name and Type of Security       Exchange Ticker/CUSIP        # Shares       Principal Amount       Other

1.

________________________________________________________________________

2.

________________________________________________________________________

3.

________________________________________________________________________

4.

________________________________________________________________________

(Attach separate sheet if necessary)

OrbiMed Code of Ethics

B-1

January 1, 2013

Check if applicable:

☐

The reporting of any holding above shall not be construed as an admission that I have any Beneficial Ownership in the Security named herein.

☐

I do not own any Securities.

I certify that the Securities reported on this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Ownership interest, including those held in accounts of my immediate family residing in my household.

___________________________________

Signature

Dated:

_______________________

___________________________________

Print Name

REVIEWED: ___________________ (Date)	___________________________ (Signature)
FOLLOW-UP ACTION (if any) (attach additional sheet if required)
_________________________________________________________________

OrbiMed Code of Ethics

B-2

January 1, 2013

Annex C

Quarterly Transaction Report

Calendar Quarter Ended ____________

In accordance with the OrbiMed Code of Ethics, please provide a list of all Securities Transactions that occurred within the calendar quarter shown above that were not reflected in duplicate trade confirmations or periodic statements received by OrbiMed and in which you had, or as a result of the transaction acquired, any Beneficial Ownership.  Please use a separate copy of this form for each account involved.  You may attach trade confirmations or account statements showing all transactions reportable on this form in lieu of listing them in the table on the following page of the report.  (Capitalized terms not otherwise defined herein are as defined in the Code.)

(1)

Employee name:

_____________________

(2)

If different from (1), name of the person in whose

name the account is held or a transaction was made:

_____________________

(3)

Relationship of (2) to (1):

_____________________

I certify that I am reporting all Securities Transactions that occurred within the calendar quarter shown above that were not reflected in duplicate trade confirmations or periodic statements received by OrbiMed, pursuant to the Code.

_______________________

___________________________________

Date

Signature

___________________________________

Print Name

OrbiMed Code of Ethics

C-1

January 1, 2013

Access Person Quarterly Transaction Report

TRANSACTION REPORTING

Check if applicable:

☐

The reporting of any transaction below shall not be construed as an admission that I have any Beneficial Ownership interest in the subject security.

Transactions

Date	Security Name	Exchange Ticker/CUSIP	Interest Rate	Maturity Date	# Shares or Par	Principal Amount	Purchase/Sale/Other	Price	Broker Name

(Attach additional sheets if necessary)

OrbiMed Code of Ethics

C-2

January 1, 2013